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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2022 (November 18, 2022)

FULGENT GENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37894	81-2621304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4978 Santa Anita Avenue Temple City, California	91780
(Address of Principal Executive Offices)	(Zip Code)

(626) 350-0537

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FLGT	The Nasdaq Stock Market (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 18, 2022, Fulgent Genetics, Inc. (the “Company”) received a letter (the “Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was no longer in compliance with the audit committee requirements as set forth in Nasdaq Listing Rule 5605, which requires the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) to be comprised of a minimum of three independent directors. The Audit Committee is currently comprised of two independent directors and one vacancy. The Letter provides that the Company is eligible for a cure period in which to regain compliance with Nasdaq Listing Rule 5605. This cure period will expire at the earlier of the Company’s next annual meeting of stockholders or October 31, 2023. Alternatively, if the Company’s next annual meeting is held before May 1, 2023, then the Company must evidence compliance no later than May 1, 2023.

The Company intends to appoint an additional independent director to the Board and the Audit Committee as soon as practicable and prior to the expiration of this cure period, but there can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5605 or maintain compliance with any other listing requirements. The Letter has no immediate effect on the listing or trading of the Company’s common stock, which will continue to be listed and traded on the Nasdaq Global Market under the symbol “FLGT”, subject to the Company’s compliance with the other Nasdaq listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2022	FULGENT GENETICS, INC.

	By:	/s/ Paul Kim
	Name:	Paul Kim
	Title:	Chief Financial Officer